UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017

Medtronic Public Limited Company

(Exact name of Registrant as Specified in its Charter)

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

(Address of principal executive offices)

(Registrant’s telephone number, including area code): +353 1 438-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 21, 2017, Medtronic Global Holdings S.C.A. (“Medtronic Luxco”), Medtronic plc and Medtronic, Inc. entered into an underwriting agreement with Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Luxco Underwriting Agreement”), pursuant to which Medtronic Luxco agreed to issue $1,000,000,000 aggregate principal amount of 1.700% senior notes due 2019 and $850,000,000 aggregate principal amount of 3.350% senior notes due 2027 (collectively, the “Luxco notes”). All of Medtronic Luxco’s obligations under the Luxco notes will be fully and unconditionally guaranteed by Medtronic plc and Medtronic, Inc. on a senior unsecured basis.

On March 21, 2017, Medtronic, Inc., Medtronic plc and Medtronic Luxco entered into an underwriting agreement with Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Medtronic, Inc. Underwriting Agreement” and together with the Luxco Underwriting Agreement, the “Underwriting Agreements”), pursuant to which Medtronic, Inc. agreed to issue $150,000,000 in aggregate principal amount of its 4.625% Senior Notes due 2045 (the “2045 notes”). The 2045 notes will be a further issuance of, and will form a single series with, the $4,000,000,000 aggregate principal amount of Medtronic, Inc.’s currently outstanding 4.625% Senior Notes due 2045, and will be fully and unconditionally guaranteed by Medtronic Luxco and Medtronic plc on a senior unsecured basis.

The offerings of the Luxco notes and the 2045 notes are being conducted pursuant to an effective registration statement on Form S-3 (File No. 333-215895), a related prospectus and prospectus supplements, each as filed with the Securities and Exchange Commission (the “SEC”).

The Luxco notes are to be issued under an indenture to be entered into among Medtronic Luxco, Medtronic plc and Medtronic, Inc. and Wells Fargo Bank, National Association (the “Trustee”), as supplemented by a first supplemental indenture to be entered into among Medtronic Luxco, Medtronic plc and Medtronic, Inc. and the Trustee. The 2045 notes are to be issued under the Indenture, dated as of December 10, 2014, between Medtronic, Inc. and the Trustee, as supplemented by the First Supplemental Indenture, dated as of December 10, 2014, between Medtronic, Inc. and the Trustee, the Second Supplemental Indenture, dated as of January 26, 2015, between Medtronic plc and the Trustee and the Third Supplemental Indenture, dated as of January 26, 2015, between Medtronic Luxco and the Trustee. The offerings are expected to close on March 28, 2017, subject to customary closing conditions.

We expect that the net proceeds from the offerings will be approximately $2.0 billion after deducting underwriting discounts and commissions and payment of estimated offering expenses. The net proceeds of the offerings will be used for general corporate purposes.

The above description is qualified in its entirety by reference to the Underwriting Agreements, which are filed as Exhibit 1.1 and Exhibit 1.2 hereto and incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the prospectuses related to the offerings referenced above, Medtronic plc’s Annual Report on Form 10-K for the year ended April 29, 2016 and each of Medtronic plc’s most recent Quarterly Reports on Form 10-Q, under the section “Risk Factors,” which are on file with the SEC. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “could” and “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to the offerings of the notes and the use of proceeds therefrom, and the expected closing date for the offerings are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements, including to reflect events or circumstances occurring after the date of the filing of this Current Report on Form 8-K, except to the extent required by law.

Item 9.01.	Exhibits.

(d) List of Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of March 21, 2017, among Medtronic Global Holdings S.C.A., Medtronic plc and Medtronic, Inc., and Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC., as representatives of the several underwriters named therein.

1.2	Underwriting Agreement, dated as of March 21, 2017, among Medtronic, Inc., Medtronic plc and Medtronic Global Holdings S.C.A., and Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC., as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Karen L. Parkhill
Date: March 22, 2017		Karen L. Parkhill
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of March 21, 2017, among Medtronic Global Holdings S.C.A., Medtronic plc and Medtronic, Inc., and Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC., as representatives of the several underwriters named therein.

1.2	Underwriting Agreement, dated as of March 21, 2017, among Medtronic, Inc., Medtronic plc and Medtronic Global Holdings S.C.A., and Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC., as representatives of the several underwriters named therein.